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                                   EXHIBIT 8


                                   AGREEMENT

     The undersigned persons hereby agree that reports on Schedule 13D, and amendments thereto, may be filed in a single statement on behalf of all such persons.

Dated:  October 25, 1999



                         /s/ Warren E. Buffett
                         ---------------------------
                         Warren E. Buffett



                         BERKSHIRE HATHAWAY INC.



                         By: /s/ Warren E. Buffett
                             ------------------------
                             Warren E. Buffett
                             Chairman of the Board